EXHIBIT 10.24
UUNET
An MCI WorldCom Company

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

UUNET
AN MCI WorldCom Company

                       MASTER INTERNET SERVICES AGREEMENT

                  This Master Internet Services Agreement ("Agreement") is made by and between UUNET Technologies, Inc., with its principal offices at 3060 Williams Drive, Fairfax, VA 22031 ("UUNET") and Savvis Communications ("Customer") with its principal offices at 7777 N. Boonhomme, #1000, St. Louis, Missouri 63105 for the purpose of setting forth the terms and conditions relating to the purchase of UUNET's Internet products and services by the Eligible Participants, as defined in Section 1 below.

                  1. DEFINITIONS. "Affiliate" means with respect to a party, an entity controlled by, controlling, or under common control with, such party. "Effective Date" means the effective date of this Agreement, which shall be the last date of the signature of a duly authorized representative of a party affixed below.

                  2. SERVICES. The services currently available hereunder from UUNET and its Affiliates ("Services") are set forth in the attached Schedule 1. UUNET may amend Schedule 1 from time to time to remove Services if they should be discontinued or to add new services (which shall be included within the term Services upon such addition) by providing a revised copy of Schedule 1 to Customer. Such amendments shall be prospective only, shall be effected only upon at least six months' prior written notice and shall not affect any existing Service being provided by UUNET or its Affiliates to Customer at the time of amendment.

                  3. PRICING. The prices for Services applicable to this Agreement (exclusive of any telco and equipment changes, which are Customer's responsibility), are detailed in Schedule 1, and shall be applicable to new services only in the United States and to the Services in effect on the date hereof as of the date of this Agreement referenced as UUNET account numbers U03914, U04418, U04419, U05810, U05811, U05814, U05817 and U05049. UUNETs
obligation to provision any service under this Agreement and to make Services available at the prices set forth on Schedule 1 shall be conditioned upon receipt from Customer on or before the date of this Agreement of a certified or cashier's check in the amount of at least $475,000.00, in which case, the prices set forth on Schedule 1 shall be applicable as of April 2, 1999 Any Service shall only be available if the Customer agrees to the standard terms and conditions applicable to such Service (as modified by the terms of this Agreement) and commits to purchase that Service for at least a one-year term from the date of Service installation.

                  4. FORECASTS. Two weeks prior to the end of each calendar quarter Customer shall, based on the best available information, provide UUNET a forecast of orders likely to be generated pursuant to this Agreement during the subsequent quarter on a per Service basis. Within two weeks of receipt of each forecast,

UUNET shall provide to Customer non-binding estimated installation times for such forecasted orders.

                  5. SERVICE ORDERS AND COORDINATION. Customer will coordinate all orders for Services through UUNET's designated Account Manager. Customer will enter into an Agreement for Service using UUNET's then-current service agreement. Each service agreement shall set forth the terms and conditions of the Service, provided, that (a) Monthly Fees for the Service shall be set forth in this Agreement, and (b) any service level agreements and related credit terms set forth in such service agreement shall not apply to any Services under this Service Agreement.

                  6. TERM. The initial term of this Agreement shall be three years from the Effective Date. Thereafter, this Agreement shall be automatically renewed for additional one (1) year terms, provided that neither party has delivered to the other a written notice of intent not to renew for the forthcoming term not less than 60 days in advance of the end of the then-current term. Customer may terminate any Service if the Service fails to meet for any three-month consecutive period the Latency Guarantee set forth in UUNET's Service Level Agreement, as in effect from time to time and available at www.uunet/customers/sla/terms.html after Customer provides UUNET at least sixty 60 days' written notice of such intention to terminate and the Latency Guarantee is not met for at least thirty 30 days during such 60-day period.

                  7. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY STATED OR IMPLIED HEREIN OR IN ANY SERVICE AGREEMENT, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY WHATSOEVER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFIT, LOSS OF REVENUE, OR LOSS OF BUSINESS SUFFERED BY THE OTHER OR BY ANY ELIGIBLE PARTICIPANT, ASSIGNEE, OR OTHER TRANSFEREE OF THE OTHER. EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

                  8. ACCEPTABLE USE. UUNET's Services may only be used for lawful purposes. Use of any Service must comply with the then-current version of the UUNET Acceptable Use Policy ("Policy") for the country in which the service is provided, available at the following URL: www.uunet/usepolicy, and in the event no Policy is available for that country the U.S. policy shall apply. UUNET reserves the right to change the Policy from time to time, effective upon posting of the revised Policy at the URL. UUNET reserves the right to suspend the Service or terminate this Agreement effective upon notice for a violation of the Policy.

                  9. INVOICING AND PAYMENT. UUNET will invoice Customer for the Service ordered by Customer in accordance with the terms of the applicable service agreement, provided, that in addition to the early cancellation fees set forth therein, Customer shall pay an additional cancellation fee equal to telco fees for a sixty (60) day period if UUNET has ordered the applicable telco circuit. Customer will make payment for such Service in accordance with the terms of the applicable service agreement.

                  10. PUBLICITY. Neither party shall publicize the existence of this Agreement without the written consent of the other. Neither party may use the name, logo, trademarks, service marks, or other proprietary identifying symbols of the other party in any advertising, signage, marketing materials, brochures, or any other materials in any medium without the other party's express advance written consent. Any such permitted use shall be only within guidelines provided by such party. UUNET has approved the use of Customer's map sent on May 25, 1999, by Customer to UUNET depicting UUNET's Services. Customer may revise such maps and may use such maps in its marketing materials, each in a manner consistent with UUNET's approval without seeking UUNET approval of each revision. Any change in the manner or description of such depiction shall require prior written approval by UUNET. Changes in port speeds and circuit locations shall not require UUNET approval. Neither party shall issue any press release, announcement, or public statement with respect to this Agreement or the other party without the other party's express advance written consent. Any breach of this Section shall be a material breach of this Agreement constituting cause for termination.

                  11. CONFIDENTIALITY. The terms of this Agreement shall be held confidential by each party, as shall each party's confidential or proprietary information ("Confidential Information"). The prices set forth in Schedule 1, and any non-public data provided by UUNET to Customer regarding performance of the UUNET network shall be deemed UUNET Confidential Information. Neither party shall disclose the other party's Confidential Information to third parties without the other party's written consent, except as permitted pursuant to this Section. Each party shall disseminate the other party's Confidential Information among its employees, Affiliates, or agents only on a need-to-know basis and shall use such Confidential Information only for the purposes of performing its obligations hereunder. To the extent a party is required by applicable law, regulation, government agency or court order, subpoena, or investigative demand to disclose the existence or terms of this Agreement, or the other party's Confidential Information, such party shall use its reasonable efforts to minimize such disclosure and to obtain an assurance that the recipient shall accord confidential treatment to such Confidential Information, and shall notify the other party contemporaneously of such disclosure. Either party, in its discretion, may terminate this Agreement for cause upon ten days' notice and without penalty in the event of any breach of this Section. The obligations in this Section 11 shall survive termination or expiration of this Agreement for an additional period of two years.

                  12. GENERAL. This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, that either party may assign or transfer this Agreement to any Affiliate of such party upon advance written notice to the other party. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law. This Agreement supersedes all prior or contemporaneous representations, agreements, or understandings concerning the subject matter hereof. If any term of this Agreement, or application of such term to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such term to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

/s/ Robert McCormick                          /s/ Clint Heiden
---------------------------------             ------------------------------
Customer Authorized Signature                 UUNET Authorized Signature


Robert McCormick                              Clint Heiden
---------------------------------             ------------------------------
Printed Name                                  Printed Name


EVP/CTO                                       VP SALES
---------------------------------             ------------------------------
Title                                         Title


5/27/99                                       6/4/99
---------------------------------             ------------------------------
Date                                          Date

                         SCHEDULE 1: PRICING OF SERVICES

The Monthly Fees set forth below do not apply to any equipment charges (including without limitation, routers, CSUs/DSUs, and firewall hardware), telco installation and line charges, or any other charges not included in the UUNET Monthly Fee for a Service specified herein.


Dedicated Access Services

          Service          Start-up Charge           Monthly Fee(1)

          T-3                    N/A                      *

          OC-3                   N/A                      *


Equipment(1)
UUNET will provide Customer with a * discount off Cisco list price on any Cisco equipment offered by UUNET for resale and ordered from UUNET by Customer. UUNET will provide Customer with a * discount off published list price on any other equipment offered by UUNET for resale and ordered from UUNET by Customer.


--------
(1) For Burstable OC-3 services: if actual usage is under 90 Mbps the Monthly Fee shall be * , and if equal to or over 90 Mbps the Monthly Fee shall be
    * . The Monthly Fees and discounts on equipment sales set forth above are conditioned upon (a) Customer's order, effective upon execution of this Agreement by Customer, of OC-3 or, at Customer's option, full 45 Mbps T-3 leased lines and (b) Customer's commitment, effective upon 30 days after Customer's execution of this Agreement, to have on order or in service an aggregate of sixteen (16) 45 Mbps equivalents with at least one-year terms under this Agreement. If Customer fails to order and maintain such Services, the Monthly Fee for T-3 leased line Service currently in effect shall be as set forth in the service agreements in effect as of the date hereof and any additional Services shall be at UUNET's list prices in effect as of the Service order date. There is no maximum number of circuits that Customer may order under this Agreement.



                                       1
* CONFIDENTIAL TREATMENT REQUESTED